UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2022

INTERPACE Biosciences, INC.

(Exact name of Registrant as specified in its charter)

delaware	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The description of the matters included under Item 5.02 are incorporated into this Item 1.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2022, Ampersand 2018 Limited Partnership (“Ampersand”), a holder of Series B Preferred Stock of Interpace Biosciences, Inc. (the “Company”), notified the Company that Eric B. Lev, a designee of Ampersand on the Board of Directors (“Board”) of the Company, would be resigning as a director of the Company effective February 1, 2022. On January 23, 2022, Mr. Lev advised the Company of his resignation as a director effective February 1, 2022. Mr. Lev did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

On January 21, 2022, Ampersand also notified the Company that it had designated Dr. Vijay Aggarwal as a director to replace Mr. Lev on the Company’s Board, effective February 1, 2022. Dr. Aggarwal’s designation was approved by the Company’s Nominating and Corporate Governance Committee and Board of Directors. Dr. Aggarwal has over thirty years of experience in both pharmaceutical services and clinical diagnostics. In addition to serving as Managing Partner of The Channel Group, Dr. Aggarwal provides strategic advisory services to companies with operations or investments in the clinical diagnostics, molecular diagnostic and anatomic pathology sectors. Dr. Aggarwal has previously served as CEO of Vaxigenix, a pharmaceutical company developing vaccine treatments for colorectal cancer, as President and CEO of Aureon Laboratories, Inc., a predictive pathology company offering advanced tissue analysis services to practicing physicians and the pharmaceutical industry, as President of AAI Development Services, Inc., a global contract research and development services company serving the pharmaceutical and biotech industries, and as President of Quest Diagnostic Ventures, where he had responsibility for new technology, new business models, clinical trials testing, and direct–to-consumer strategies. Earlier in his career, Dr. Aggarwal held many positions with SmithKline Beecham Clinical Laboratories (“SBCL”), the clinical laboratory operations of SmithKline Beecham plc, including direct responsibility for all of SBCL’s U.S.-based laboratories as Executive Vice President of Laboratories, responsibility for reimbursement as Vice President of Managed Care and several General Management assignments.

On January 21, 2022, Dr. Aggarwal entered into an agreement (the “Agreement”) with the Company confirming his appointment as a director of the Company effective February 1, 2022. Dr. Aggarwal will be a Class I director of the Board and will serve until the Company’s 2022 annual meeting of stockholders, until his respective successor is elected and qualified, or until his earlier death, resignation or removal. The Agreement also provides for Dr. Aggarwal to become Chair of the Board’s Regulatory Compliance Committee and a member of the Board’s Nominating and Corporate Governance Committee. Dr. Aggarwal would be replacing Mr. Lev on both committees.

The Agreement further provides that in connection with his service on the Company’s Board and committees, Dr. Aggarwal will receive compensation in accordance with the Company’s previously disclosed non-employee director compensation program set forth in the Company’s proxy statement dated September 27, 2021, including an annual director’s fee of $50,000 payable quarterly in arrears, representing $40,000 for service as a director and $10,000 for service as Chair of the Regulatory Compliance Committee. In addition, on February 1, 2022, Dr. Aggarwal will be granted a stock option pursuant to the Company’s 2019 Equity Incentive Plan to purchase 28,000 shares of the Company’s common stock at the fair market value on such date. There are no family relationships between Dr. Aggarwal and other directors or executive officers of the Company. Except as described above and as previously reported in the Company’s Current Reports on Form 8-K filed January 14, 2020 and January 17, 2020, respectively, relating to Ampersand’s director designation rights as a holder of Series B Convertible Preferred Stock, which are, in each case, incorporated by reference into this Item 5.02, there are no related party transactions as of the date hereof between Dr. Aggarwal and the Company that would require disclosure under Item 404(a) of Regulation S-K. In connection with his appointment and election to the Board, the Company and Dr. Aggarwal will enter into the Company’s standard form of indemnification agreement.

Item 7.01 Regulation FD Disclosure.

On January 27, 2022, the Company issued a press release announcing Dr. Aggarwal’s appointment to the Board and Mr. Lev’s resignation from the Board discussed above in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as will be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Agreement, dated January 21, 2022, between Dr. Vijay Aggarwal and Interpace Biosciences, Inc.
99.1	Press Release dated January 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

/s/ Thomas W. Burnell
Thomas W. Burnell
President and Chief Executive Officer

Date: January 27, 2022